UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NATIONAL SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

National Semiconductor Corporation
Annual Meeting of Stockholders
September 25, 2008, 10:00 a.m. Eastern Time
American Conference Center
780 Third Avenue, New York, New York

Proxy Login Details:
Control Number:
Holder Account Number:
Proxy Access Number:

To:

We are pleased to deliver your proxy statement and annual report via email and provide you with an opportunity to vote online. Your National Semiconductor Corporation proxy statement and annual report are now available and you may also vote your shares for the 2008 Annual Stockholders Meeting.

To view National Semiconductor’s proxy statement and annual report, visit: www.envisionreports.com/nsm

To cast your vote, please visit www.envisionreports.com/nsm and follow the on-screen instructions. You will be prompted to enter the proxy voting details provided above in this email to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m., Eastern Time, on September 25, 2008.

Thank you for viewing the 2008 National Semiconductor Corporation Annual Meeting Materials and for submitting your very important vote.

Please note: You are receiving this email because you are signed up for Electronic Shareholder Communications, our environmentally friendly eComms service. You can unsubscribe to email notifications at any time by changing your elections on the Electronic Shareholder Communications menu at Investor Centre.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.